Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We consent to the incorporation by references in the registration statement of GPU, Inc. on Forms S-8 (File No. 33-32328) of our report dated May 10, 2000 on our audit of the financial statements of the GPU Companies Employee Savings Plan for Employees Represented by IBEW Local 459 and UWUA Local 180 as of December 31, 1999 and 1998 and for the years then ended, which report is included in this Annual Report on Form 11-K.

                                       MILLIGAN AND COMPANY, LLC







105 N. 22nd Street, 2nd Floor
Philadelphia, Pennsylvania
June 20, 2000